EXHIBIT 3.1

                                 FIRST AMENDMENT

                                     TO THE

                                     BYLAWS

                                       OF

                        GLOBAL ENTERTAINMENT CORPORATION

Pursuant to the provisions of Section 10.01 of the Bylaws (the "BYLAWS") of GLOBAL ENTERTAINMENT CORPORATION, a Nevada corporation (the "CORPORATION"), the following amendment to the Bylaws was adopted by the Board of Directors of the Corporation by Resolution dated as of May 20, 2008:

Section 4.02 - NUMBER, TENURE, CLASSIFICATION AND QUALIFICATION OF DIRECTORS shall be deleted in its entirety and replaced with the following provision:

     4.02. Number, Tenure, Classification and Qualification of Directors. Unless otherwise provided in the Articles, the authorized number of directors shall be not less than one nor more than nine. The number of directors in office from time to time shall be within the limits specified above, as prescribed initially in the Articles, or by the incorporator or incorporators of the corporation, or by the initial director or directors of the corporation and thereafter as prescribed from time to time by resolution adopted by either the stockholders or the Board of Directors. The Board of Directors shall have the power to increase or decrease its size within the aforesaid limits and to fill any vacancies that may occur in its membership, whether resulting from an increase in the size of the Board or otherwise. Unless required by the Articles, directors do not need to be residents of the State of Nevada or stockholders of the corporation.

Except as expressly amended herein, the Bylaws of the Corporation shall remain in full force and effect.
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                            CERTIFICATE BY SECRETARY

                                       OF

                        GLOBAL ENTERTAINMENT CORPORATION

                                    REGARDING

                          FIRST AMENDMENT TO THE BYLAWS

I hereby certify that I am the Secretary of Global Entertainment Corporation, a Nevada corporation (the "Corporation") and that the foregoing First Amendment to the Bylaws of the Corporation, comprising one (1) page, was submitted to and approved and adopted by the Board of Directors of the Corporation by Resolution dated May 20, 2008.

IN WITNESS WHEREOF, I have hereunto set my signature 20th day of May, 2008.


                                     /s/ James H. Domaz
                                     ------------------------------------------
                                     James H. Domaz, Secretary